Exhibit 99.1

INVENSENSE ANNOUNCES SECOND QUARTER FISCAL YEAR 2014 RESULTS

•	Second Quarter Fiscal 2014 Net Revenues: $70.9 Million

•	Second Quarter Fiscal 2014 Net Income: $13.6 Million

•	Second Quarter Fiscal 2014 Diluted Earnings Per Share: $0.15 and Non-GAAP Diluted Earnings Per Share: $0.21

SAN JOSE, California, October 29, 2013 – InvenSense, Inc. (INVN), the leading provider of MotionTracking™ system on chip devices for consumer electronics, today announced its second quarter fiscal year 2014 results.

Net revenue for the second fiscal quarter of 2014 was $70.9 million, up from $55.3 million for the second fiscal quarter of 2013. Net revenue for the first six months of 2014 was $126.9 million, up from $94.5 million for the first six months of 2013.

Net income for the second fiscal quarter of 2014 was $13.6 million, compared to $13.7 million for the second fiscal quarter of 2013. Net income for the first six months of 2014 was $23.9 million, up from $21.3 million for the first six months of 2013.

Diluted earnings per share for the second fiscal quarter of 2014 was $0.15, compared to $0.16 for the second fiscal quarter of 2013. Diluted earnings per share for the first six months of 2014 was $0.27, up from $0.24 for the first six months of 2013.

InvenSense ended the second fiscal quarter of 2014 with $217.8 million in cash, cash equivalents and investments, compared to $200.3 million at the end of fiscal year 2013.

Management believes that certain other financial information is useful when evaluating business results and provides supplemental information on a non-GAAP (generally accepted accounting principles) basis. Non-GAAP net income for the second fiscal quarter of 2014 was $18.8 million, or $0.21 per diluted share. This compares to non-GAAP net income of $15.7 million, or $0.18 per diluted share for the second fiscal quarter of 2013. Non-GAAP adjustments for the second fiscal quarter of 2014, net of tax, include $2.8 million of stock-based compensation expense, $(0.1) million of income tax – discrete cumulative benefit, and $2.5 million of patent litigation legal expenses and business acquisition costs, net incurred in connection with the company’s recently announced acquisition of the microphone business line of Analog Devices, Inc.. Non-GAAP net income for the first six months of 2014 was $32.9 million, or $0.37 per diluted share. This compares to non-GAAP net income of $25.0 million, or $0.29 per diluted share for the first six months of 2013. Non-GAAP adjustments for the first six months of 2014, net of tax, included; $5.1 million of stock-based compensation expense, $(0.1) million of income tax – discrete cumulative benefit, and $4.0 million of patent litigation legal expense and business acquisition costs, net. The reconciliation between GAAP and non-GAAP net income for all referenced periods is provided in a table immediately following the Unaudited GAAP Condensed Consolidated Statements of Income below.

Management Qualitative Comments

“The second quarter of our fiscal 2014 was another record quarter for InvenSense,” said Behrooz Abdi, President and CEO. “In addition to achieving record levels of revenue and unit shipments, we saw significant design activity across all of our multi-axis MotionTracking products, including our new generation 2, 3, 6 and 9-axis products all inside industry leading package sizes. The advanced capability of our innovative MotionTracking differentiates InvenSense products for multiple end-market emerging trends in the mobile and imaging markets, as new opportunities evolve in consumer electronics applications which demand products with differentiated, higher accuracy and performance.”

Second Quarter Fiscal Year 2014 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Standard Time to discuss the quarter’s results and management’s current business outlook. To listen to the conference call, please dial (877) 474-9506 ten minutes prior to the start of the call, using the pass code 10491885. International callers, please dial (857) 244-7559. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, please dial (888) 286-8010 and enter pass code 84781939. International callers please dial (617) 801-6888. The conference call will be available via a live webcast on the investor relations section of InvenSense`s web site at www.invensense.com/ir. An archived webcast replay will be available on the web site for three months.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes, net of tax, stock-based compensation expense, income tax – discrete cumulative benefit, patent litigation legal expense and business acquisition costs, net and other non-GAAP financial adjustments. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in InvenSense’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in this press release, including the strength of our competitive positioning, the strength of design activity across all of our multi-axis products , the differentiation of our products from those of our competitors, the emergence of new opportunities for our products in the mobile and imaging markets that focus on accuracy and performance, the suitability of our products for these opportunities and our ability to capitalize on then. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, intense competition in our industry; our achievement of design wins; our dependence on a limited number of customers for a substantial portion of our revenues; the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products; decreases in average selling prices for our products; our lack of long-term supply contracts and dependence on limited sources of supply; consumer acceptance of our customers’ products that incorporate our solutions and our ability to continue to develop and introduce new and enhanced products on a timely basis; as well as changes in economic conditions in our markets and other risk factors discussed in documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense Inc. (INVN) is the world`s leading provider of MotionTracking™ solutions for consumer electronic devices. The company`s patented InvenSense Fabrication Platform and patent-pending MotionFusion™ technology address the emerging needs of many mass-market consumer applications via improved performance, accuracy, and intuitive motion- and gesture-based interfaces. InvenSense technology can be found in consumer electronic products including smartphones, tablets, gaming devices, optical image stabilization, wearables, and remote controls for Smart TVs. The company`s MotionTracking products are also being integrated into a number of industrial applications. InvenSense is headquartered in San Jose, California and has offices in China, Taiwan, Korea, Japan and Dubai. More information can be found at www.invensense.com.

Investor Inquiries, Contact:

Leslie Green

Green Communication Consulting, LLC

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

Senior Director, Marketing and Communications

408.501.2278

pr@invensense.com

©2013 InvenSense, Inc. All rights reserved. InvenSense, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, DMP, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
Net revenue	$70,941	$55,294	$126,851	$94,496
Cost of revenue	34,364	24,923	60,955	42,562

Gross profit	36,577	30,371	65,896	51,934
Operating expenses:
Research and development	9,810	5,918	17,924	11,574
Selling, general and administrative	11,424	7,202	20,580	13,459

Total operating expenses	21,234	13,120	38,504	25,033

Income from operations	15,343	17,251	27,392	26,901
Other income, net	210	54	291	90

Income before income taxes	15,553	17,305	27,683	26,991
Income tax provision	1,945	3,641	3,753	5,676

Net income	$13,608	$13,664	$23,930	$21,315

Net income per share:
Basic	$0.16	$0.17	$0.28	$0.26

Diluted	$0.15	$0.16	$0.27	$0.24

Weighted average shares outstanding in computing net income per share:
Basic	86,289	82,429	85,658	81,806

Diluted	89,778	87,257	88,841	87,168

INVENSENSE, INC.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
GAAP net income	$13,608	$13,664	$23,930	$21,315
Items reconciling GAAP net income to non-GAAP net income, net of tax;
Stock-based compensation expense	2,782	1,801	5,116	3,290
Income tax – discrete cumulative benefit	(108)	—	(147)	—
Patent litigation legal expense and business acquisition costs, net	2,502	238	4,009	412

Non-GAAP net income	$18,784	$15,703	$32,908	$25,017

Basic	$0.22	$0.19	$0.38	$0.31

Diluted	$0.21	$0.18	$0.37	$0.29

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	September 29, 2013	March 31, 2013
Assets
Current assets:
Cash and cash equivalents	$118,183	$100,843
Short-term investments	43,342	77,040
Accounts receivable	35,566	30,098
Inventories	38,469	23,762
Prepaid expenses and other current assets	13,728	13,302

Total current assets	249,288	245,045
Property and equipment, net	16,677	8,650
Long-term investments	56,236	22,442
Other assets	3,046	2,957

Total assets	$325,247	$279,094

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,418	$14,464
Accrued liabilities	12,387	7,753

Total current liabilities	26,805	22,217
Long-term liabilities	7,637	6,930

Total liabilities	34,442	29,147

Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding at September 29, 2013 and March 31, 2013	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 87,046 shares issued and outstanding at September 29, 2013, 84,980 shares issued and outstanding at March 31, 2013	175,127	158,108
Accumulated other comprehensive income (loss)	(41)	50
Retained earnings	115,719	91,789

Total stockholders’ equity	290,805	249,947

Total liabilities and stockholders’ equity	$325,247	$279,094

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	September 29, 2013	September 30, 2012
Cash flows from operating activities:
Net income	$23,930	$21,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,524	1,158
Stock-based compensation expense	6,177	3,692
Deferred income tax assets	(5)	(4)
Tax effect of employee benefit plans	3,231	2,707
Excess tax benefit from stock-based compensation	(3,231)	(2,707)
Changes in operating assets and liabilities:
Accounts receivable	(5,467)	(18,181)
Inventories	(14,707)	(8,968)
Prepaid expenses and other current assets	(485)	259
Other assets	(63)	696
Accounts payable	765	3,375
Accrued liabilities	4,789	1,839

Net cash provided by operating activities	16,458	5,181

Cash flows from investing activities:
Purchase of property and equipment	(9,805)	(2,249)
Sale and maturities of available-for-sale investments	46,196	7,926
Purchase of available-for-sale investments	(46,345)	(103,765)

Net cash used in investing activities	(9,954)	(98,088)

Cash flows from financing activities:
Proceeds from exercise of warrants	—	81
Proceeds from issuance of common stock	7,611	3,321
Offering costs	—	(465)
Payments of long-term debt and capital lease obligations	(6)	(14)
Excess tax benefit from stock-based compensation	3,231	2,707

Net cash provided by financing activities	10,836	5,630

Net increase (decrease) in cash and cash equivalents	17,340	(87,277)
Cash and cash equivalents:
Beginning of period	$100,843	$153,643

End of period	$118,183	$66,366

Supplemental disclosures of cash flow information:
Net cash received (paid) for income taxes	$3,329	$(20)

Noncash investing and financing activities:
Unpaid purchases of property and equipment purchased	$1,591	$236

Unrealized gain (loss) from available-for-sale investments	$(52)	$83

Non-cash warrant exercises	—	$70

Unpaid accrued liabilities for offering costs incurred	—	$6